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                                                          Exhibit 99.B(16.2)

        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 21 to the Registration Statement (Form S-6 No. 33-76018) pertaining to Variable Life Account B of ING Life Insurance and Annuity Company, and to the use therein of our report dated (a) March 7, 2008, with respect to the financial statements of Variable Life Account B of ING Life Insurance and Annuity Company.

                                                      /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 21, 2008